UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 16, 2005

Date of Earliest Event Reported: August 15, 2005

THE NEIMAN MARCUS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19659	95-4119509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marcus Square 1618 Main Street, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 741-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 15, 2005, the Board of Directors of The Neiman Marcus Group, Inc. (the “Company”) approved an amendment to the Company’s Bylaws, which became effective as of such date. The amendment provides that if the Chairman of the Board is unavailable to preside at a meeting of the stockholders or the Board of Directors, the Board of Directors may designate another director to preside at such meeting in his place.

A complete copy of the Company’s Bylaws, as amended, is attached hereto as Exhibit 3.2.

Item 8.01 Other Events.

The Neiman Marcus Group, Inc. issued a press release on August 16, 2005 announcing that the stockholders of the Company voted to adopt the Agreement and Plan of Merger, dated as of May 1, 2005, among the Company, Newton Acquisition, Inc. and Newton Acquisition Merger Sub, Inc., at a special meeting of stockholders held on August 16, 2005.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3.2	Bylaws of The Neiman Marcus Group, Inc., as amended through August 15, 2005.

99.1	Press Release dated August 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEIMAN MARCUS GROUP, INC.
(Registrant)

Date: August 16, 2005	By:	/s/ Nelson A. Bangs
Nelson A. Bangs
Senior Vice President and General Counsel

THE NEIMAN MARCUS GROUP, INC.

EXHIBIT INDEX

Exhibit No.	Description
3.2	Bylaws of The Neiman Marcus Group, Inc., as amended through August 15, 2005.

99.1	Press Release dated August 16, 2005.